UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – May 10, 2012 (May 9, 2012)

COOPER-STANDARD HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54305	20-1945088
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

39550 Orchard Hill Place Drive, Novi, Michigan		48375
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Cooper-Standard Holdings Inc. (the “Company”) was held on May 9, 2012. A total of 22,530,955 shares of common and preferred stock (voting with the common stock, as a single class, on an as converted basis) were eligible to vote at the Annual Meeting. The matters voted on at the Annual Meeting were as follows:

1.	Election of Directors:

The following individuals were elected to the Board of Directors for a term of one year expiring at the 2013 Annual Meeting of stockholders.

Name	Votes For	Withheld	Broker Non-Votes
Orlando A. Bustos	10,726,392	922,052	3,336,511
Larry J. Jutte	10,736,973	911,471	3,336,511
Jeffrey Kirt	10,736,718	911,726	3,336,511
David J. Mastrocola	8,515,430	3,133,014	3,336,511
James S. McElya	10,737,123	911,321	3,336,511
Stephen A. Van Oss	10,736,973	911,471	3,336,511
Kenneth L. Way	10,736,918	911,526	3,336,511

The nominations were made by the Board of Directors and no other nominations were made by any stockholder.

2.	Selection of Auditors:

The stockholders voted to ratify the appointment by the Company’s Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Votes For	Votes Against	Abstentions
14,983,828	1,127	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER-STANDARD HOLDINGS INC.

/s/ Timothy W. Hefferon
Name: Timothy W. Hefferon
Title: Vice President, General Counsel and Secretary

Dated: May 10, 2012